Exhibit 99.1

INVO Reports Record First Quarter 2024 Financial Results

353% Revenue Growth with improvement in Adjusted EBITDA

SARASOTA, Fla., May 15, 2024 — INVO Bioscience, Inc. (Nasdaq: INVO) (“INVO” or the “Company”), a healthcare services fertility company focused on expanding access to advanced treatment worldwide through the establishment and acquisition of fertility clinics, and with the intravaginal culture (“IVC”) procedure enabled by its INVOcell® medical device, today announced financial results for the first quarter of 2024 and provided a business update.

Q1 2024 Financial Highlights (all metrics compared to Q1 2023 unless otherwise noted)

●	Revenue was $1,576,286, an increase of 353% compared to $348,025.
●	Clinic revenue increased 417% to $1,537,199, compared to $297,381. All reported clinic revenue is derived from the Company’s INVO Center in Atlanta, Georgia, and its IVF clinic in Madison, Wisconsin, which are consolidated in the Company’s financial statements.
●	Revenue from all clinics, inclusive of both those accounted for as consolidated and under the equity method, was $1,869,513, an increase of 189% compared to $646,707.
●	Total operating expenses were $2.5 million, a $0.1 million decrease compared to $2.6 million. Included in the Q1 2024 operating expenses were approximately $80,000 pertaining to the definitive merger agreement with NAYA Biosciences, Inc. (“NAYA”) to acquire NAYA in an all-stock transaction.
●	Reported Net loss was $(1.6) million compared to $(2.6) million.
●	Adjusted EBITDA (see table included) was $(0.5) million, including the transaction costs related to the potential merger, compared to $(1.7) million in the prior year.

Management Commentary

“We are pleased with the progress we have made at INVO, reporting record first quarter 2024 revenue with of growth of 353% compared to the first quarter of 2023, and a substantial $1.2 million improvement in our adjusted EBITDA,” commented Steve Shum, CEO of INVO. “The strategic initiatives we have implemented to capture a greater share of the total fertility cycle revenue and profit through the transformation of INVO from a medical device company into an innovative healthcare services company are starting to bear fruit. The growth in revenue, coupled with careful management of our operating expenses demonstrates that we are potentially on track to achieve our stated goals of reaching break-even or profitability with our current operations (excluding the proposed merger with NAYA) in 2024. We also remain excited about our position in the fertility market, the opportunities we have to acquire additional clinics and to open new INVO Centers, and our ongoing efforts to make advanced fertility care more accessible and inclusive to people around the world.”

Definitive Merger Agreement

On October 23, 2023, INVO and NAYA, a company dedicated to increasing patient access to breakthrough treatments in oncology and regenerative medicine, jointly announced that they had entered into a definitive merger agreement (the “Merger”) for INVO to acquire NAYA Biosciences in an all-stock transaction. Under the terms of the agreement, NAYA Biosciences’ shareholders would receive 7.3333 shares of INVO for each share of NAYA Biosciences at closing, for a total of approximately 18,150,000 shares of INVO. Following the closing of the Merger, the combined company is expected to operate under the name “NAYA Biosciences.”

As described in greater detail in the Company’s SEC filings and press releases, the Merger remains subject to certain closing conditions including shareholder approval, the sale of $5,000,000 of our Series A Preferred Stock plus sufficient funding, as agreed, to adequately support INVO’s current operations and business plan through the closing of the Merger and for an additional twelve months after closing, including a catch-up on INVO’s accrued payables. To date, NAYA has provided approximately $906,000 in financing through the purchase of Series A Preferred Stock at a price of $5.00 per share.

“As reflected in the recent merger amendment and subject to meeting all agreed terms, INVO and NAYA remain committed to completing the merger between our two companies, creating a company uniquely positioned in both the fertility and oncology space,” commented Shum. “We are working on an update to our Proxy S-4 and plan on scheduling the related stockholders’ meeting as soon as possible, and once the SEC’s review of our filing is complete.”

Financial Tables

Included in this press release is a reconciliation of Adjusted EBITDA. All additional financial tables are included in the Company’s 10-Q, which can be found on the Company’s website at https://www.invobioscience.com/sec-filings/ or at https://www.sec.gov/.

Use of Non-GAAP Measure

Adjusted EBITDA is a non-GAAP measure. This measure is not intended to be a substitute for those financial measures reported in accordance with GAAP. Adjusted EBITDA has been included because management believes that, when considered together with the GAAP figures, it provides meaningful information related to our operating performance and liquidity and can enhance an overall understanding of financial results and trends. Adjusted EBITDA may be calculated by us differently than other companies that disclose measures with the same or similar terms. See our attached financials for a reconciliation of this non-GAAP measure to the nearest GAAP measure.

About INVO Bioscience

We are a healthcare services fertility company dedicated to expanding access to fertility care around the world. Our commercial strategy is primarily focused on operating fertility-focused clinics, which include the opening of “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device and the acquisition of US-based, profitable in vitro fertilization (“IVF”) clinics. Our proprietary technology, INVOcell®, is a revolutionary medical device that allows fertilization and early embryo development to take place in vivo within the woman’s body. This treatment solution is the world’s first intravaginal culture technique for the incubation of oocytes and sperm during fertilization and early embryo development. This technique, designated as “IVC”, provides patients a more natural, intimate, and more affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invobio.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

Adjusted EBITDA

	Three Months Ended
	March 31
	2024	2023

Net loss attributable to Invo Bioscience, Inc.	$(1,596,513)	$(2,550,879)
Interest expense	83,257	38,209
Amortization of debt discount	98,038	178,380
Tax expense	1,836	-
Stock-based compensation	142,542	196,403
Stock option expense	71,301	325,834
Non cash compensation for services	45,000	45,000
Foreign currency exchange loss	-	135
Loss on disposal of fixed assets	561,663	-
Gain on lease termination	(94,551)	-
Depreciation and amortization	226,960	19,087
Adjusted EBITDA	$(460,467)	$(1,747,831)

Proforma net loss	$(1,596,513)	$(2,088,428)
Interest expense	83,257	38,209
Amortization of debt discount	98,038	178,380
Tax expense	1,836	-
Stock-based compensation	142,542	196,403
Stock option expense	71,301	325,834
Non-cash compensation for services	45,000	45,000
Foreign currency exchange loss	-	135
Loss on disposal of fixed assets	561,663	-
Gain on lease termination	(94,551)	-
Depreciation and amortization	226,960	19,087
Proforma adjusted EBITDA	$(460,467)	$(1,285,380)